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                                                                 EXHIBIT 10.3(c)

MULTIPLE INDEBTEDNESS               *      UNITED STATES OF AMERICA
LEASEHOLD MORTGAGE, SECURITY        *
AGREEMENT AND ASSIGNMENT OF         *      STATE OF  ORLEANS
LEASES AND RENTS                    *
                                    *      PARISH OF ORLEANS
BY: ROYAL SONESTA, INC.             *
                                    *
* * * * * * * * * * * * * * * * * * * * * * *

     BE IT KNOWN, that on the 28th day of March 2002, to be effective the 1st day of April, 2002, before me, Kathleen S. Plemer, Notary Public duly commissioned and qualified in the Parish and State aforesaid, personally came and appeared:

     ROYAL SONESTA, INC., a Louisiana corporation having its principal place of business in New Orleans, Louisiana, TIN #72-0803191, herein represented by its undersigned officer, duly authorized and acting pursuant to resolutions of its Board of Directors, a certified copy of which is annexed hereto (the "Mortgagor");

who declared that Mortgagor does by these presents declare and acknowledge the indebtedness of Mortgagor unto:

     HIBERNIA NATIONAL BANK, a national banking association, organized and existing under the laws of the United States of America, and domiciled in the Parish of Orleans, State of Louisiana, with its principal office at 313 Carondelet Street, New Orleans, Louisiana 70130, TIN #72-0210640, represented herein by its duly authorized undersigned officer ("Mortgagee");

here present who accepts this Mortgage.

                                    RECITALS

     A. Mortgagee has made or will make a loan or loans to Mortgagor from time to time.

     B. In order to secure the full and punctual payment and performance of any and all present and future loans, extensions of credit, liabilities and/or obligations of every nature and kind whatsoever that Mortgagor may now and in the future owe to or incur in favor of Mortgagee, whether such loans, extensions of credit, liabilities and/or obligations are direct or indirect, guaranties or by way of assignment, and whether related or unrelated, committed or purely discretionary, absolute or contingent, voluntary or involuntary, determined or undetermined, liquidated or unliquidated, due or to become due, together with interest, costs, expenses, attorneys' fees and other fees and charges, whether or not any such loans, unenforceable or voidable for any reason, (collectively, the "Indebtedness"), the Mortgagor has agreed to execute and deliver this Multiple Indebtedness Leasehold Mortgage, Security Agreement and Assignment of Leases and Rents (this "Mortgage") and to grant a mortgage lien, collateral assignment and continuing security interest in and to the Mortgaged Property (as hereinafter defined).

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                                    AGREEMENT

     SECTION 1. HYPOTHECATION. (a) In order to secure the Indebtedness, the Mortgagor does by these presents specially mortgage, pledge, affect, hypothecate and grant a continuing security interest unto and in favor of the Mortgagee, to inure to the use and benefit of the Mortgagee, the following described property, to-wit:

     That certain lease (hereinafter referred to as the "Lease") by and between Chateau Louisiana, Inc., as Landlord, and The Royal Orleans, Inc. (subsequently Louisiane Sonesta Corporation, now merged into Sonesta International Hotels Corporation), as Tenant, dated December 12, 1967, registered in C.O.B. 683D, folio 40, Orleans Parish, Louisiana, as amended, modified and supplemented by Amendment No. 1, dated November 26, 1973 registered in C.O.B. 723G, folio 269, Orleans Parish, and as further amended, modified and supplemented by Amendment No. 2, dated September 1, 1977, registered in C.O.B. 753A, folio 815, Orleans Parish, and Amendment No. 3 dated September 17, 1981 registered in C.O.B. 778C, Folio 157, Orleans Parish and as further supplemented by letter agreements dated December 17, 21 and 27, 1973, April 5, 1976 and July 1 and September 2, 1977, which said interest of Mortgagor was acquired by Assignment of Lease from Sonesta International Hotels Corporation to Royal Sonesta, Inc. by instrument dated January 31, 1977, registered in C.O.B. 739, folio 580, Orleans Parish, Louisiana, covering and bearing against the following described property, to-wit:

     A certain piece or portion of ground, together with all of the improvements thereon, and all of the rights, ways, privileges, servitudes, advantages and appurtenances thereunto belonging or in anywise appertaining, situated in the Second Municipal District of the City of New Orleans, Louisiana, in Square 64, bounded by Bourbon, Conti, Royal and Bienville Streets, comprising the entire frontage of said Square 64 on Bourbon Street, and being composed of lots formerly designated as lots 1, 2, 16 and 88, another lot 2 and lot X, of a former alley fronting on Conti Street, and of ten unnumbered and undesignated lots, which piece or portion of ground, according to a survey of Adloe Orr, Jr. & Associates, dated April 13, 1962, recertified June 7, 1963, a print of which is annexed to an act passed before Ewell
     P. Walther, Jr., Notary Public, on June 10, 1963, measures 325 feet, 6 inches and 2 lines (325 feet, 11 inches and 5 lines, as per title) in frontage on Bourbon Street running from the corner of Bourbon and Bienville Streets to the corner of Bourbon and Conti Streets, thence 231 feet, 3 inches and 1 line in frontage on Conti Street running from said corner of Conti and Bourbon Streets in the direction of Royal Street, thence on a line parallel to Royal Street and running from said point on Conti Street in the direction of Bienville Street a first depth of 116 feet, 6 inches and 4 lines, thence narrowing on a line parallel to Conti Street and running from the direction of Royal Street in the direction of Bourbon Street 38 feet, 2 inches and 5 lines, thence on a line parallel to Royal Street and running from the direction of Conti Street a second depth of 208 feet, 9 inches and 7 lines to Bienville Street, thence from said point on

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     Bienville Street 193 feet and 2 lines (192 feet, 3 inches and 3 lines, as per title) in frontage on Bienville Street to the corner of Bienville and Bourbon Streets, and which piece or portion of ground, according to a survey of Gandolfo, Kuhn & Associates, dated October 3, 1967, a print of which is hereunto annexed to the Lease for reference, measures 325 feet, 8 inches and 2 lines in frontage on Bourbon Street running from the corner of Bourbon and Bienville Streets to the corner of Bourbon and Conti Streets, thence 230 feet, 8 inches and 7 lines in frontage on Conti Street running from said corner of Conti and Bourbon Streets in the direction of Royal Street, thence on a line parallel to Royal Street running from said point on Conti Street in the direction of Bienville Street a first depth of 116 feet, 8 inches and 6 lines, thence narrowing on a line parallel to Conti Street and running from the direction of Royal Street in the direction of Bourbon Street 38 feet, 2 inches and 5 lines, thence on a line parallel to Royal Street and running from the direction of Conti Street a second depth of 207 feet, 11 inches and 4 lines to Bienville Street, thence from said point on Bienville Street 192 feet, 4 inches and 3 lines in frontage on Bienville Street to the corner of Bienville and Bourbon Streets.

Together with all the buildings and improvements situated on the above-described immovable property and all appurtenances, rights, ways, privileges, servitudes, prescriptions and advantages thereunto belonging or in anywise appertaining, including without limitation all component parts of the above-described immovable property, and all component parts of any building or other construction located on the above-described immovable property, now or hereafter a part of or attached to said immovable property or used in connection therewith (said immovable property, together with said buildings and improvements and other rights, privileges and interests encumbered hereby collectively referred to as the "Premises").

Further together with the right to receive proceeds attributable to the insurance loss of the Premises, all as provided in Louisiana Revised Statutes 9:5386.

In the event the Mortgagor becomes the owner of the immovable property covered by the Lease, this Mortgage shall automatically and without need of further act become a mortgage on the Mortgagor's full ownership interest.

Further together with the right to receive proceeds attributable to the insurance loss of the Premises, all as provided in Louisiana Revised Statutes 9:5386.

All of the foregoing immovable and movable property and incorporeal rights covered by and subject to this Mortgage are herein collectively referred to as the "Property." The Property is to remain so specially mortgaged, affected and hypothecated unto and in favor of Mortgagee until the full and final payment or discharge of the Indebtedness, and Mortgagor is herein and hereby bound and obligated not to sell or alienate the Property to the prejudice of this act.

     (b) ASSIGNMENT OF LEASES AND RENTS. In order to secure the full and punctual payment and performance of the Indebtedness, up to the maximum amount outstanding at any time and from time to time set forth below, the Mortgagor does hereby assign and pledge to the

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Mortgagee, and grant a continuing security interest in, all of the Mortgagor's right, title and interest in and to (i) all leases affecting the Property or any part thereof, whether now existing or hereafter arising, together with any and all renewals, extensions or modifications thereof (the "Lessee Leases") and (ii) all rentals, incomes, profits, security deposits and other sums due or becoming due under the Lessee Leases (the "Rentals"). The rights assigned by this Mortgage include, without limitation, all of the Mortgagor's right, power, privilege and option to modify, amend or terminate the Lessee Leases, or waive or release the performance or satisfaction of any duty or obligation of any tenant or lessee (each a "Lessee") under the Lessee Leases.

     (c) THE SECURITY INTERESTS. In order to secure the full and punctual payment and performance of the Indebtedness, the Mortgagor hereby grants to the Mortgagee a continuing security interest in and to all right, title and interest of the Mortgagor in, to or under the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the "Collateral"): (i) the Accounts, (ii) the Equipment; (iii) the General Intangibles; (iv) all books and records (including, without limitation, customer lists, credit files, computer programs, tapes, disks, punch cards, data processing software, transaction files, master files, printouts and other computer materials and records) of the Mortgagor pertaining to any of the Mortgaged Property; and (v) all Proceeds and products of all or any of the Collateral described in clauses (i) through (iii) hereof.

For purposes of this Mortgage, the following terms shall have the meanings indicated:

"Accounts" shall mean all "accounts" (as defined in the UCC) now owned or hereafter acquired by the Mortgagor, and shall also mean and include all accounts receivable, notes, notes receivable, drafts, acceptances, book debts and similar documents and other monies, obligations or indebtedness owing or to become owing to the Mortgagor arising from the sale, lease or exchange of goods or other property by the Mortgagor or the performance of services by the Mortgagor or under any contracts for any of the foregoing (whether or not yet earned by performance on the part of the Mortgagor), whether now in existence or hereafter arising or acquired.

"Collateral Account" shall mean any demand deposit or time deposit account or accounts of the Mortgagor maintained (now or in the future) with the Mortgagee.

"Equipment" shall mean all "equipment" (as defined in the UCC, including, without limitation, all furniture and furnishings) now owned or hereafter acquired by the Mortgagor and located on or relating to the Property, together with all additions, accessories, parts, attachments, special tools and accessions now and hereafter affixed thereto or used in connection therewith, and all replacements thereof and substitutions therefor.

"General Intangibles" shall mean all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by the Mortgagor, including without limitation (i) all contractual rights of, and obligations or indebtedness owing to, the Mortgagor (other than Accounts) from whatever source arising, including without limitation all contract rights of, and obligations or indebtedness owing to, the Mortgagor under any construction contracts to which the Mortgagor is a party, any management, franchise or licensing agreement regarding the conduct of the Mortgagor's

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business, options or agreements to acquire the Property or any interest therein and all permits and licenses relative to the operation of the Mortgagor's business, (ii) all things in action, rights represented by judgments, awards of damages, settlements and claims arising out of tort, warranty or contract, whether relating to the Collateral or the Property or otherwise (including without limitation the right to assert and otherwise be the proper party of interest to commence, control, prosecute and/or settle such actions, whether as claims, counterclaims or otherwise, and whether involving matters arising from casualty, condemnation, indemnification, negligence, strict liability, other tort, contract, warranty or in any other manner), (iii) rights under service, maintenance or warranty contracts, operating agreements, and other warranties, guaranties and bonds, (iv) the right to receive proceeds attributable to insurance loss of the Collateral, (v) all goodwill, patents, patent licenses, trademarks, trademark licenses, trade names, service marks, trade secrets, rights in intellectual property, copyrights, permits and licenses, (vi) all rights or claims in respect of refunds for taxes paid and (vii) all deposit accounts of the Mortgagor with the Mortgagee, including the Collateral Account.

"Inventory" means all "inventory" (as defined in the UCC), now owned or hereafter acquired by the Mortgagor or held on consignment, wherever located, and shall also mean and include, without limitation, all raw materials and other supplies, work in process and finished goods and any products assembled, compiled or processed therefrom and all substances, if any, commingled therewith or added thereto.

"Loan Agreement" shall means an agreement between Mortgagee and Mortgagor by which Mortgagee agrees to extend credit to Mortgagor upon the terms and conditions set forth in a written agreement.

"Proceeds" shall mean all cash and non-cash proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, the Equipment, including, without limitation, all claims of the Mortgagor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral and any condemnation or requisition payments with respect to any Collateral, and including proceeds of all such proceeds, in each case whether now existing or hereafter arising.

"Note" shall mean the note given as evidence of any Indebtedness incurred at any time, from time to time during the existence of this Mortgage.

"UCC" shall mean the Uniform Commercial Code, Commercial Laws-Secured Transactions (Louisiana Revised Statutes 10:9-101 through 9-710) in the State of Louisiana, as amended from time to time; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Louisiana, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

     (d) MAXIMUM AMOUNT. The maximum amount of the Indebtedness that may be outstanding at any time and from time to time that this Mortgage secures, including without

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limitation as a mortgage, as a collateral assignment and as a security agreement, including all principal, interest and any expenses or Advances (as hereinafter defined) incurred by the Mortgagee and all other amounts included within the Indebtedness, is FIFTY MILLION DOLLARS. The Mortgagor acknowledges that this Mortgage secures all loans and advances made or incurred by the Mortgagee under or pursuant to this Mortgage, whether optional or obligatory by the Mortgagee. This Mortgage is and shall remain effective, even though the amount of the Indebtedness may now be zero or may later be reduced to zero, until all of the amounts, liabilities and obligations, present and future, comprising the Indebtedness have been incurred and are extinguished. When no Indebtedness secured by this Mortgage exist and the Mortgagee is not bound to permit any Indebtedness to be incurred, this Mortgage may be terminated by the Mortgagor upon 30 days prior written notice sent by the Mortgagor to the Mortgagee in accordance with the provisions of this Mortgage.

     (e) MORTGAGED PROPERTY. All of the foregoing immovable and movable property and incorporeal rights covered by and subject to this Mortgage, including the Property and the Collateral, is hereinafter referred to collectively as the "Mortgaged Property."

     SECTION 2. PERFORMANCE OF INDEBTEDNESS. The Mortgagor will repay the Indebtedness according to the terms of the Note, other documents evidencing such obligations and this Mortgage. The Mortgagor will do and perform every act required of it by the Note, other documents evidencing the obligations and this Mortgage at the time or times and in the manner specified.

     SECTION 3. TITLE TO COLLATERAL. The Mortgagor represents and warrants that it has good and merchantable title to the Mortgaged Property, free of all liens and encumbrances, except as permitted by the Loan Agreement. Furthermore, the Mortgagor has not heretofore conveyed or agreed to convey or encumber the Mortgaged Property in any way, except in favor of the Mortgagee or as permitted by the Loan Agreement.

     SECTION 4. TAXES AND OTHER LIENS. The Mortgagor will pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon the Mortgaged Property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a lien upon any or all of the Mortgaged Property; provided, however, the Mortgagor shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if the contesting party shall have set up reserves therefor adequate under generally accepted accounting principles provided that such reserves may be set up under generally accepted accounting principles).

     SECTION 5. INSURANCE. The Mortgagor shall procure and maintain for the benefit of the Mortgagee or cause to be so procured and maintained, original paid up insurance policies from companies licensed in the state where the Mortgaged Property is located and having a Best's rating of A or higher, in amounts, in form and substance, and with expiration dates reasonably acceptable to the Mortgagee, and containing a non-contributory standard mortgagee clause or its equivalent in a form reasonably satisfactory to the Mortgagee, or the statutory

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mortgagee clause, if any, required in the state where the Mortgaged Property is located, or a mortgagee's loss payable endorsement, in favor of the Mortgagee. All of such policies shall contain an agreement by the insurer not to cancel the policies without giving the Mortgagee at least 30 days' prior written notice of its intention to do so. Mortgagor shall deliver original or certified policies (or insurance certificates from Mortgagor's insurance agent) to the Mortgagee, with satisfactory evidence of payment not less than 5 days in advance of the expiration date of the existing policy or policies. In the event the Mortgagor should, for any reason whatsoever, fail to keep the Mortgaged Property or any part thereof so insured, or to keep said policies so payable, or fail to deliver to the Mortgagee the original or certified policies of insurance and the renewals thereof upon demand, then Mortgagee, if it so elects, may itself have such insurance effected in such amounts and in such companies as it may deem proper and may pay the premiums therefor. The Mortgagor shall reimburse the Mortgagee upon demand for the amount of premium paid, together with interest thereon at 15% percent per annum from date until paid. The Mortgagor agrees to notify the Mortgagee immediately in writing of any material fire or other casualty to or accident involving the Mortgaged Property, whether or not such fire, casualty or accident is covered by insurance. The Mortgagor further agrees to notify promptly the Mortgagor's insurance company and to submit an appropriate claim and proof of claim to the insurance company if the Mortgaged Property is damaged or destroyed by fire or other casualty. The Mortgagee is hereby authorized and empowered, at its option, to collect and receive the proceeds from any policy or policies of insurance and each insurance company is hereby authorized and directed to make payments of all such losses directly to the Mortgagee instead of to the Mortgagor and Mortgagee jointly. The Mortgagee shall apply the net proceeds thereof in accordance with the loan agreement in existence at the time of the loss. The Mortgagor will not do or permit anything to be done to the Mortgaged Property that may violate the terms of any insurance covering the Mortgaged Property or any part thereof.

     SECTION 6. CONDEMNATION. The Mortgagor hereby assigns to the Mortgagee any and all awards that may be given or made in any proceedings by any legally constituted authority to condemn or expropriate the Mortgaged Property, or any part thereof, under power of eminent domain, and if there is such a condemnation or expropriation, the Mortgagee may, at its election, either pay the net proceeds thereof toward the payment of the Indebtedness or pay the net proceeds thereof to the Mortgagor.

     SECTION 7. RIGHT OF INSPECTION. The Mortgagor will permit any officer, employee or agent of the Mortgagee to visit and inspect the Mortgaged Property, examine the books of record and accounts of the Mortgagor, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Mortgagor with the Mortgagor's officers, accountants and auditors, all at such reasonable time and on reasonable notice and as often as the Mortgagee may reasonably desire.

     SECTION 8. COMPLIANCE WITH LAWS AND COVENANTS. The Mortgagor, in accordance with the provisions of any loan agreement, will observe and comply with all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements of all federal, state, parish, municipal and other governments, departments, commissions, boards, courts, authorities,

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officials and officers domestic or foreign, applicable to the Mortgagor or to the Mortgaged Property.

     SECTION 9. MAINTENANCE OF THE MORTGAGED PROPERTY. The Mortgagor will maintain, preserve and keep the Mortgaged Property at all times in thorough repair, good working order and good condition and will, from time to time, make all necessary repairs and improvements so that the security of this Mortgage shall at no time become impaired.

     SECTION 10. STATUS OF LEASE. Mortgagor represents and warrants that the Lease (i) is valid and binding and in full force and effect; (ii) has not been amended or modified, other than as disclosed in writing to the Mortgagee; and
(iii) there are on defaults or events which with notice or the lapse of time (or both) would constitute defaults under the Lease.

     SECTION 11. LEASE. Mortgagor will perform and comply with all covenants, warranties and obligations imposed upon or assumed by it as lessee under the Lease, will keep the Lease constantly in full force and effect, and will not terminate, cancel, modify or amend the Lease without the prior written consent of Mortgagee. Mortgagor will give Mortgagee immediate notice in writing of any default by either party under the Lease, or the receipt by Mortgagor of any notice of default from the Lessor thereunder by providing to the Mortgagee a photostatic copy of any such notice received by the Mortgagor from the Lessor. Such notice shall be given without regard to the fact that the Mortgagee may be entitled to such notice directly from the Lessor. The Mortgagee may, but shall not be obligated to, take any action the Mortgagee deem necessary or desirable to cure any default by the Mortgagor under the Lease.

     SECTION 12. ENVIRONMENTAL INDEMNITY. The Mortgagor will defend, indemnify and hold Mortgagee and its directors, officers, agents and employees harmless from and against all claims, demands, causes of action, liabilities, losses, costs and expenses (including, without limitation, costs of suit, reasonable attorney's fees and fees of expert witnesses) arising from or in connection with
(i) the presence in, on or under or the removal from the Mortgaged Property of any hazardous substances or solid wastes (as hereafter defined), or any releases or discharges of any hazardous substances or solid wastes on, under or from such property, (ii) any activity carried on or undertaken on or off the Mortgaged Property, whether prior to or during the term of this Mortgage, and whether by the Mortgagor or any predecessor in title or any officers, employees, agents, contractors or subcontractors of Mortgagor or any predecessor in title, or any third persons at any time occupying or present on the Mortgaged Property, in connection with the handling, use, generation, manufacture, treatment, removal, storage, decontamination, clean-up, transport or disposal of any hazardous substances or solid wastes at any time located or present on or under the Mortgaged Property, or (iii) any breach of any environmental representation, warranty or covenant under the terms of this Mortgage, or (iv) any loss sustained due to any portion of the Property being considered "wetlands", as such term is defined by applicable federal law, except, in each case, claims, demands, causes of action, liabilities, losses, costs and expenses arising from or in connection with Mortgagee's acts or omissions. The foregoing indemnity shall further apply to any residual contamination on or under the Mortgaged Property, or affecting any natural resources, and to any contamination of the Mortgaged Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such hazardous substances or solid wastes, and irrespective of whether any of

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such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances, except, in each case, claims, demands, causes of action, liabilities, losses, costs and expenses arising from or in connection with Mortgagee's acts or omissions. Such indemnity is subject to the limitations on liability following transfer provided in the Loan Agreement. The terms "hazardous substance" and "release" as used in this Mortgage shall have the meanings specified in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, "CERCLA"), and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, "RCRA"); provided, in the event that the laws of the State of Louisiana establish a meaning for "hazardous substance," "release" "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. Without prejudice to the survival of any other agreements of the Mortgagor hereunder, the provisions of this Section shall survive the final payment of all Indebtedness and the termination of this Mortgage and shall continue thereafter in full force and effect.

     SECTION 13. FURTHER ASSURANCES. The Mortgagor will keep the lien of this Mortgage valid and unimpaired. The Mortgagor will promptly (and in no event later than 30 days after written notice from the Mortgagee is received) cure any defects in the creation, execution and delivery of this Mortgage and the Note. The Mortgagor at its expense will promptly execute and deliver to the Mortgagee upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Mortgagor in this Mortgage and the Note or to further evidence and more fully describe the Mortgaged Property or more fully state the security obligations set out herein, or to perfect, protect or preserve any liens created pursuant to this Mortgage, or to make any recordings, to file any notices, or obtain any consents as may be necessary or appropriate in connection with the transactions contemplated by this Mortgage, so long as the terms thereof do not impair the rights of the Mortgagor or increase the obligations of the Mortgagor.

     SECTION 14. REIMBURSEMENT OF EXPENSES. The Mortgagor, in accordance with and subject to the provisions of the Loan Agreement, will pay all reasonable legal fees and fees of Mortgagee's counsel, title insurance premiums, brokerage fees, appraisal fees, surveying fees and inspection fees, travel and other expenses incurred by the Mortgagee in connection with the preparation of this Mortgage and the Note (including any amendments). The Mortgagor will, upon request, promptly reimburse the Mortgagee for all out-of-pocket amounts expended, advanced or incurred by the Mortgagee to satisfy any obligation of the Mortgagor under this Mortgage or the Note, or to protect the property or business of the Mortgagor, or to collect the Indebtedness, or to enforce the rights of the Mortgagee under this Mortgage or the Note, which amounts will include all court costs, attorneys' fees, fees of auditors and accountants, and investigation expenses reasonably incurred by the Mortgagee in connection with any such matters, together with interest at the interest rate set forth in the Note on each such amount from the date that the same is expended, advanced or incurred by the Mortgagee until the date of reimbursement to the Mortgagee.

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     SECTION 15.  LIENS. The Mortgagor will not create, incur, assume or permit to exist any judgment, lien or other encumbrance against all or any portion of the Mortgaged Property, except for (a) liens in favor of the Mortgagee to secure the Indebtedness of the Mortgagor to the Mortgagee under this Mortgage; (b) liens for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor; (c) liens of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums either not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor; and (d) an other liens specifically permitted by the Loan Agreement or the Mortgagee in writing.

     SECTION 16. SALE OR ENCUMBRANCE. The Mortgagor will not sell, assign, lease, exchange, transfer, convey or otherwise dispose of (whether in one transaction or in a series of transactions) all or any portion of the Mortgaged Property, except as permitted by the Loan Agreement.

     SECTION 17. RELEASE OF PROPERTY. The Mortgagee may at any time and without notice to the Mortgagor, release any part of the Mortgaged Property from the effect of this Mortgage, or grant an extension or deferment of time for the discharge of any obligation hereunder, without affecting the liability of the Mortgagor hereunder.

     SECTION 18. ADVANCES BY MORTGAGEE. The Mortgagor authorizes the Mortgagee, following the occurrence of a Default, to advance any sums necessary, limited only as hereinafter set forth, for the purpose of paying (i) insurance premiums,
(ii) taxes, forced contributions, service charges, local assessments and governmental charges, (iii) any liens or encumbrances affecting the Mortgaged Property (whether superior or subordinate to the lien of this Mortgage) not permitted by this Mortgage, (iv) necessary repairs and maintenance expenses or
(v) any other amounts which the Mortgagee deems necessary and appropriate to preserve the validity and ranking of this Mortgage, to cure any Event of Default or to prevent the occurrence of any Event of Default (collectively, the "Advances") of whatever kind; provided, however, that nothing herein contained shall be construed as making such Advances obligatory upon Mortgagee, or as making Mortgagee liable for any loss, damage, or injury resulting from the nonpayment thereof. The Mortgagor covenants and agrees that within five (5) days after demand therefor by the Mortgagee, the Mortgagor will repay the Advances to the Mortgagee, together with interest thereon at the rate of 15% per annum, and in addition will repay any other reasonable costs, attorneys' fees and expenses, charges and expenses of any and every kind for the full protection and preservation of the Mortgaged Property or this Mortgage, including payments required in respect to any lien, privilege or mortgage affecting the Mortgaged Property, together with interest thereon at the rate of 15% per annum, and which amount shall be included in the Indebtedness secured hereby.

     SECTION 19. TAXATION OF MORTGAGE. In the event that any governmental authority shall impose any taxation of mortgages or the indebtedness they secure, the Mortgagor agrees to pay

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such governmental taxes, assessments or charges either to the governmental authority or to the Mortgagee, as provided by law.

     SECTION 20. NOTICE OF CHANGES. The Mortgagor will not change its name, federal tax identification number, location of chief executive office or chief place of business, or location where it keeps or holds any Collateral or any records relating thereto unless it shall have given the Mortgagee at least 30 days prior written notice thereof and will maintain its partnership structure as in effect on the date of this Mortgage.

     SECTION 21. FINANCIAL STATEMENTS: TAX RETURNS; REPORTS. The Mortgagor shall furnish the Mortgagee all financial statements, tax returns and reports required by the Loan Agreement.

     SECTION 22. EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder and failure to cure such Event of Default within five (5) business days (or such other time periods as indicated hereinbelow) following written notice of such Event of Default shall, at Mortgagee's option, relieve Mortgagee of its obligations hereunder and shall immediately mature and make due and exigible the entire Indebtedness up to the date of said Event of Default;

     (a) PRINCIPAL AND INTEREST PAYMENTS. The Mortgagor fails to make payment or other Indebtedness when due;

     (b) EVENT OF DEFAULT UNDER THE LOAN AGREEMENT. The occurrence of an Event of Default under and as defined in the loan agreement in existence at the time of the Event of Default;

     (c) INVOLUNTARY BANKRUPTCY OR RECEIVERSHIP PROCEEDINGS. A receiver, conservator, liquidator or trustee of the Mortgagor or Guarantor or of any of its or his property (including the Mortgaged Property) is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order for relief is entered against the Mortgagor or the Guarantor under the Federal Bankruptcy Code; or the Mortgagor or Guarantor is adjudicated bankrupt or insolvent; or any material portion of the properties of any of the Mortgagor or Guarantor is sequestered by court order and such order remains in effect for more than 60 days after such party obtains knowledge thereof; or a petition is filed against the Mortgagor or Guarantor under any state, reorganization, arrangement, insolvency, readjustment of debt, dissolution; liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and such petition is not dismissed within 90 days;

     (d) VOLUNTARY POSSESSION. The Mortgagor or Guarantor files a case under the Federal Bankruptcy Code or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or

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          liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any case or petition against it or him under any such law;

     (e) ASSIGNMENTS FOR BENEFIT OF CREDITORS. The Mortgagor or Guarantor makes an assignment for the benefit of its or his creditors, or admits in writing its or his inability to pay its or his debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of the Mortgagor or Guarantor or of all or any part of its or his property;

     (f) LEASE DEFAULT. The Mortgagor defaults in the payment of any rent or the due observance or performance of any other obligation, covenant, stipulation or condition contained in the Lease and the time, if any, for curing said default should lapse.

     (g) OTHER COVENANTS. The Mortgagor or other Person (other than the Mortgagee) defaults in the observance or performance of any of the covenants or agreements contained in the Loan Agreement, the Note, this Mortgage or any of the other Collateral Documents, to be kept or performed by the Mortgagor or such Person (other than a default under the other Subsections of this Section 22), and such default continues (unremedied for a period of 30 days after the earlier of notice thereof being given by the Mortgagee or such Person, as applicable, to the Mortgagor, or such default otherwise becoming known to the president, chief financial officer, general partner or managing member of the Mortgagor, provided, however, that if such failure is capable of remedy but cannot with diligence be remedied within such 30-day period, such failure will not constitute an Event of Default so long as the Mortgagor promptly commences remedial action within such 30-day period and diligently pursues such action (but in no event shall the total time permitted to cure such default extend beyond 60 days from the date of default);

     SECTION 23. REMEDIES. (a) Upon the happening of any Event of Default specified in the preceding Section (other than Subsections (c) or (d) thereof), the Mortgagee may by written notice to the Mortgagor declare the entire principal amount of all Indebtedness then outstanding including interest accrued thereon to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Mortgagor.

     (b)  Upon the happening of any Event of Default specified in Subsections
(c) or (d) of the preceding Section, the entire principal amount of all Indebtedness then outstanding including interest accrued thereon shall, without notice or action by the Mortgagee, be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Mortgagor.

     (c) Upon the occurrence of an Event of Default, the Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against the Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following

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actions, each of which may be pursued concurrently or otherwise, at such time and in such order as the Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of the
Mortgagee: (i) institute proceedings for the complete foreclosure of this Mortgage in which case the Mortgaged Property may be sold for cash or upon credit in one or more parcels under ordinary or executory process, at the Mortgagee's sole option, and with or without appraisement, appraisement being expressly waived; or (ii) to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Indebtedness then due and payable, subject to the continuing lien of this Mortgage for the balance of the Indebtedness not then due; or (iii) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained in this Mortgage or the Note; or (iv) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Mortgage; or (v) apply for the appointment of a trustee, receiver, liquidator or conservator of the Mortgaged Property, without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of the Mortgagor or of any person, firm or other entity liable for the payment of the Indebtedness; or (vi) withdraw all cash in the Collateral Account and apply such cash and other case, if any, then held by it as Mortgaged Property against the Indebtedness; or (vii) sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, at such price or prices as the Mortgagee may deem satisfactory, and in connection with any such sale, the Mortgagor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted and agrees that 30 days prior written notice of the time and place of any such sale or other intended disposition of any of the Collateral constitutes "reasonable notification" within the meaning of Section 9-612 of the UCC, except that shorter or no notice shall be reasonable as to any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market; or (viii) pursue such other remedies as the Mortgagee may have under applicable law, including, without limitation, as a secured party under the UCC.

     (d) The proceeds or avails of any sale made under or by virtue of this Section, together with any other sums which then may be held by the Mortgagee under this Mortgage, whether under the provisions of this Section or otherwise, shall be applied in such manner as the Mortgagee, in its sole discretion, shall determine.

     (e) Upon any sale made under or by virtue of this Section, the Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebtedness the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which the Mortgagee is authorized to deduct under this Mortgage.

     (f) The Mortgagee may proceed under this Mortgage solely as to the immovable property interests, or solely as to the movable property interests, or as to both the immovable and movable property interests in accordance with its rights and remedies in respect of the immovable property interests.

     (g) Upon the occurrence of any Event of Default, the Mortgagee may additionally take any one or more of the following actions, each of which may be pursued concurrently or

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otherwise, at such time and in such order as the Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of the Mortgagee: (i) the Mortgagee may notify any and all Lessees to pay all Rentals due thereafter directly to the Mortgagee at the address set forth in the Mortgagee's notice to such Lessees; the Mortgagor irrevocably agrees that all such Lessees shall be authorized to pay the Rentals directly to the Mortgagee without liability of such Lessees for the determination of the actual existence of any default by the Mortgagor claimed by the Mortgagee, and the Lessees shall be expressly relieved of any and all duty, liability and obligation to the Mortgagor in connection with any and all Rentals so paid; or
(ii) the Mortgagee may enter upon and take possession of the Mortgaged Property, to manage and operate the Mortgaged Property and the Mortgagor's business on the Mortgaged Property, and take possession of and use all books of account and financial records of the Mortgagor and its property managers or representatives, if any, relating to the Mortgaged Property; or (iii) the Mortgagee may alter, modify, amend, terminate or permit the surrender of any or all Lessee Leases, and the Mortgagee may execute new Lessee Leases of any part of the Mortgaged Property, including Lessee Leases that extend beyond the maturity date of the Note. The enforcement of any and all such rights available to the Mortgagee hereunder shall continue for so long as the Mortgagee shall elect, notwithstanding that the collection and application of the Rentals may have cured the original default. Following the exercise of any of the foregoing rights, the Mortgagee may, at its sole option, through written notice to the Mortgagor, permit the Mortgagor to reenter and take possession of the Mortgaged Property or any part thereof, and to perform all acts necessary for the operation and maintenance of the Mortgaged Property, including the right to collect the Rentals, but the Mortgagee shall nevertheless have the right, effective upon written notice, to demand, sue for possession of and collect the Rentals under the Lessee Leases and otherwise exercise its rights under this Mortgage again.

     SECTION 24. SET-OFF. Upon the occurrence of any Event of Default, the Mortgagee shall have the right to set-off any funds of the Mortgagor in the possession of the Mortgagee (other than lessee security deposits under Lessee Leases) against any amounts then due by the Mortgagor to the Mortgagee pursuant to this Mortgage.

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     SECTION 25.  CONFESSION OF JUDGMENT. Mortgagee hereby confesses judgment in favor of the holder or holders of the Note and does by these presents, consent, agree, and stipulate that in the event of said Note or any interest thereon not being punctually paid at maturity, or upon the Mortgagor's suspension, failure or insolvency, or upon application for the Mortgagor's adjudication in bankruptcy or upon the application by or against the Mortgagor for a respite, assignment or receivership, or in the event said Mortgagor fails to comply with any obligation by the Mortgagor herein undertaken, the said Note, at the option of any holder or holders thereof, shall ipso facto mature and become due and payable, anything therein contained to the contrary notwithstanding and said Mortgagor does hereby authorize the said holder or holders of said Note, without making a demand or putting the said Mortgagor in default, a putting in default and all notices, judicial and nonjudicial, being expressly waived, to cause all and singular the Mortgaged Property to be seized and sold after due process of law, Mortgagor waiving the benefit of any and all laws or parts of laws relative to the appraisement of the Mortgaged Property seized and sold under executory process or other legal process, and consenting that the said Mortgaged Property be sold without appraisement to the highest bidder for cash or on such terms as the plaintiff in such proceedings may direct. For purposes of foreclosure under Louisiana executory process procedures, the Mortgagor hereby acknowledges and confesses judgment in favor of Mortgagee for the full amount of the Indebtedness.

     SECTION 26. ATTORNEY FEES. In case the Note is placed in the hands of attorneys at law for the filing of foreclosure proceedings, to protect the rights of Mortgagee or to enforce any of the agreements contained in this Mortgage, Mortgagor will pay all costs of collection, including but not limited to reasonable attorneys' fees, incurred in connection with the protection of or realization of collateral or in connection with any of Mortgagee's collection efforts, whether or not suit on the Indebtedness or any foreclosure proceedings are filed. Mortgagor further agrees that the Indebtedness shall be increased by the amount of said costs and fees.

     SECTION 27. KEEPER. In the event the Mortgaged Property, or any part thereof, is seized as an incident to an action for the recognition or enforcement of this Mortgage by executory process, ordinary process, sequestration, writ of fieri facias or otherwise, the Mortgagor and the Mortgagee agree that the court issuing any such order shall, if petitioned for by Mortgagee, direct the applicable sheriff to appoint as a keeper of the Mortgaged Property, the Mortgagee or any agent designated by Mortgagee or any person named by the Mortgagee at the time such seizure is effected. This designation is pursuant to Louisiana Revised Statutes 9-5136 through 5140.2, inclusive, as the same may be amended, and Mortgagee shall be entitled to all the rights and benefits afforded thereunder. It is hereby agreed that the keeper shall be entitled to receive as compensation, in excess of its reasonable costs and expenses incurred in the administration or preservation of the Mortgaged Property, an amount equal to the sum of $500 per day. The designation of keeper made herein shall not be deemed to require Mortgagee to provoke the appointment of such a keeper.

     SECTION 28. WAIVERS. The Mortgagor waives in favor of the Mortgagee, any and all homestead exemptions and other exemptions of seizure or otherwise to which Mortgagor is or may be entitled under the constitution and statutes of the State of Louisiana insofar as the Mortgaged Property is concerned. The Mortgagor further waives: (a) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all

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other laws conferring the same; (b) the demand and three days delay accorded by
Louisiana Code of Civil Procedure Articles 2639 and 2721; (c) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721;
(d) the three days delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (e) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above.

     SECTION 29. AUTHENTIC EVIDENCE. Any and all declarations of fact made by authentic act before a notary public in the presence of two witnesses by a person declaring that such facts lie within his knowledge, shall constitute authentic evidence of such facts for the purpose of executory process.

     SECTION 30. NOTICES. Any notice or demand which, by provision of this Mortgage, is required or permitted to be given or served by the Mortgagee to or on the Mortgagor shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States mail, registered or certified mail, or (if delivered by express courier) one business day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses is given in writing by the Mortgagor to the Mortgagee) to the Mortgagor at the address set forth on Page 1 hereof. Any notice or demand which, by any provision of this Mortgage, is required or permitted to be given or served by the Mortgagor to or on the Mortgagee shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States mail, registered or certified mail, or (if delivered by express courier) one business day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses are given in writing by the Mortgagee to the Mortgagor) to the Mortgagee at the address set forth on Page 1 hereof or in the Loan Agreement.

     SECTION 31. AMENDMENT. Neither this Mortgage nor any provisions hereof may be changed, waived, discharged or terminated orally or in any manner other than by an authentic instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     SECTION 32. INVALIDITY. In the event that any one or more of the provisions contained in this Mortgage shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage.

     SECTION 33. GOVERNING LAW. This Mortgage is a contract made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Louisiana.

     SECTION 34. CERTIFICATES. The production of mortgage, conveyance, tax research or other certificates is waived by consent, and the Mortgagor and the Mortgagee agree to hold me, Notary, harmless for failure to procure and attach same.

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     THUS DONE AND PASSED on the 28th of March, 2002, in the presence of the undersigned witnesses who hereunto sign their names with the Mortgagor and me, Notary, after due reading of the whole.

WITNESSES:                             MORTGAGOR:
                                       ROYAL SONESTA, INC.
/S/                                    By: /S/
----------------------------------         ---------------------------------
SHARON F. GUNN                         Name:  Boy van Riel
                                              ------------------------------
                                       Title: Vice President & Treasurer
                                              ------------------------------

/S/
----------------------------------
JANET L. CARBALLO                      MORTGAGEE:
                                       HIBERNIA NATION BANK
                                       By: /S/
                                           ---------------------------------
                                       Name:  Andrew B. Booth, IV
                                              ------------------------------
                                       Title: Vice President
                                              ------------------------------

                       /S/
                       -------------------------------------
                       Kathleen S. Plemer
                                   NOTARY PUBLIC
                          MY COMMISSION IS ISSUE FOR LIFE

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